EXHIBIT 31.1

CERTIFICATION

I, Kari Stefansson, Chief Executive Officer, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of deCODE genetics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ KARI STEFANSSON
Kari Stefansson
Chief Executive Officer

Dated: April 30, 2009